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                          CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated July 12, 1996, accompanying the consolidated financial statements of International Airline Support Group, Inc. contained in Amendment #1 to the Proxy Statement and Prospectus. We consent to the use of the aforementioned report in the Proxy Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

Miami, Florida
August 14, 1996